  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2020

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6612 E. 75th Street, Suite 450 Indianapolis, Indiana	46250
(Address of principal executive offices)	(Zip Code)

  (317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Entry into a Material Definitive Agreement.

In accordance with the Securities and Exchange Commission (the “SEC”) Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), extending the term of that similar Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88318, dated March 4, 2020, Noble Roman’s, Inc. (the “Company,” “we” or “us”) hereby states the following:

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The Company is relying on the relief provided by the Order in connection with the filing of its Quarterly on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”).
●
In addition to its franchising and licensing operations, the Company operates certain restaurants in the State of Indiana. The Company is also headquartered in Indiana and has a significant portion of its operations in that state. On March 16, 2020, the Governor of Indiana ordered that all restaurants and bars in the state be closed for inside dining (the “Executive Order”) in order to mitigate the spread of the novel coronavirus (COVID-19). The Executive Order was renewed for 30 additional days effective April 5, 2020, and then again effective May 5, 2020. Subsequently, the Governor of Indiana modified the Executive Order to provide for a staggered reopening of some facilities in certain counties, at limited capacity and with considerable restrictions. COVID-19 and the governmental and consumer response thereto continue to have a significant impact on our business. The Company’s response to COVID-19, including addressing the resulting human resource aspects and the transition to delivery- and take-out-only, has consumed, and will continue to consume, a substantial portion of its time and limited resources. Accordingly, our executives and staff have been unable to complete the Quarterly Report in accordance with the Company’s standard process.
●
The Company currently expects to file the Quarterly Report on or before June 5, 2020, but in any event no later than 45 days after the original due date for the Quarterly Report.
●
For additional information regarding the impact of COVID-19 on the Company and its business, see the risk factors set forth in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on May 12, 2020, which are hereby incorporated by reference into this Current Report on Form 8-K.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K concerning the Company’s future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the Company that are based on the beliefs of the management of the Company, as well as assumptions and estimates made by and information currently available to the Company’s management. The Company’s actual results in the future may differ materially from those indicated by the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment, including, but not limited to the spread of COVID-19 and governmental and consumer response thereto, competitive factors and pricing pressures, non-renewal of franchise agreements, shifts in market demand, the success of new franchise programs, including the new Noble Roman’s Craft Pizza & Pub format, the Company’s ability to successfully operate an increased number of Company-owned restaurants, general economic conditions, changes in demand for the Company’s products or franchises, the Company’s ability to service and refinance its loans, the impact of franchise regulation, the success or failure of individual franchisees and changes in prices or supplies of food ingredients and labor and, as well as the factors discussed under “Risk Factors” in the Company’s most recent Annual Report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2020

NOBLE ROMAN’S, INC.

By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer